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                                                                    Exhibit 10.4

                  UNITED COMMUNITY BANKSHARES OF FLORIDA, INC.
                               STOCK PURCHASE PLAN


         United Community Bankshares of Florida, Inc. (the "Company") hereby establishes its Stock Purchase Plan (the "Plan") as follows:

         1. Purpose of the Plan. This Plan is adopted to provide an opportunity for Directors and eligible Employees to become shareholders in the Company and/or to increase their share ownership. The Company's management and Board of Directors believe that such participation in the ownership of the business is to the mutual benefit of the participants and the Company.

         2.       Certain Definitions.

                  2.1      "Board" means the Board of Directors of the Company.

                  2.2 "Committee" means a Committee designated by the Board to administer the Plan or, if at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board and any references herein to the Committee shall be construed as references to the Board.

                  2.3 "Common Stock" means the Company's common stock, $0.01 par value.

                  2.4 "Director" means any individual serving as a director of the Company or any Subsidiary.

                  2.5      "Effective Date" means January 1, 2003.

                  2.6 "Employee" shall mean any individual employed by the Company or any Subsidiary.

                  2.7 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (a) the last reported sale of the Common Stock of the Company on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or (b) if such Common Stock is listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (c) if such Common Stock is not quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (d) if none of the foregoing is applicable, then the fair market value of a share of Common Stock as determined by the Committee in its discretion.

                  2.8 "Offering Period" or "Offering" means the period beginning with the date an award is granted under the Plan and ending with the date determined by the Committee. During the


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term of the Plan there will be a series of separate consecutive Offering Periods as determined by the Committee, with the first Offering Period commencing on the Effective Date, and thereafter, Offering Periods will commence on the first day following the termination of the prior Offering Period; provided that the final Offering Period will end prior to the termination of the Plan.

                  2.9 "Purchase Price" shall mean an amount equal to the Fair Market Value of a share of Common Stock on the first day of an Offering Period.

                  2.10 "Subsidiary" shall mean any corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time an award is granted, each of the corporations other than the last corporation in an unbroken chain owns stock possessing greater than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain and provided that such corporation is consolidated with the Corporation for purposes of financial reporting.

         3.       Administration.

                  3.1 The Plan will be administered by the Committee. The Committee will have the final power to determine all questions of policy and administrative procedure that may arise in the administration of the Plan and will administer the Plan.

                  3.2 The Committee has the power, subject to the express provisions of the Plan, to: (a) determine whether a grant of awards to purchase Common Stock will be made at the commencement of each Offering Period; (b) designate from time to time which Employees and Directors shall receive a grant of awards to purchase Common Stock and the amount of awards granted to each; (c) determine the Purchase Price for each award to purchase Common Stock; (d) construe and interpret the Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration, including correcting any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem appropriate to make the Plan fully effective; (e) amend the Plan, or recommend to the Board any Plan amendments; and (f) exercise such other powers and to perform such acts in connection with the Plan as the Committee determines will promote the best interests of the Company.

         4.       Shares Subject to the Plan.

                  4.1 The number of shares of Common Stock for which awards may be granted under the Plan is 187,500 shares (subject to substitution or adjustment as provided in Section 13 of the Plan). If any award granted under the Plan terminates for any reason without having been purchased Common Stock not purchased under such award will again become available for issuance under the Plan. Shares to be granted or issued under the Plan may be authorized and unissued shares or may be treasury shares.

                  4.2 The Common Stock subject to the Plan may be unissued shares or reacquired shares, purchased on the market or otherwise. If the total number of shares for which awards are to


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be granted on any date exceeds the number of shares then available under the
Plan (after deduction of all shares for which awards have been exercised or are then outstanding), the Committee will make a pro rata allocation of the shares remaining available in as nearly a uniform manner as is practicable and equitable. In such event, the payroll deductions to be made will be reduced accordingly.

         5. Eligibility. Any Director of, or Employee who is employed by, the Company or a Subsidiary on a given Enrollment Date will be eligible to participate in the Plan for that Offering Period, except as otherwise provided in the Plan.

         6. Grant of Awards. The Committee will determine, prior to the Enrollment Date for any Offering Period, whether to grant awards to purchase Common Stock of the Company under the Plan to Directors and Employees, and, if so, the participants who shall receive such awards and the Purchase Price and other terms of the award.

         7. Participation. A Director or an Employee may become a participant in any Offering Period under the Plan by the grant of an award to purchase Common Stock by the Committee.

         8. Participant's Rights as a Shareholder. No participant will have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with this Plan and the Common Stock has been issued by the Company.

         9. No Employment Rights. Neither the Plan nor any award granted hereunder will confer upon the Employee any right with respect to continuance of employment by the Company or any Subsidiary nor shall the Plan or any award granted under the Plan interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Employee at any time, with or without cause consistent with applicable law.

         10. Rights Not Transferable. No participant may sell, assign, transfer, pledge, or otherwise dispose of any rights with regard to the exercise of an award or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the participant. An award can only be exercised by the participant to whom the award has been granted.

         11. Termination of Employment or Director Service. Upon termination of employment or service as a Director for any reason whatsoever, including but not limited to death or retirement, any outstanding award shall terminate.

         12. Amendment or Discontinuance of the Plan. The Committee will have the right to amend, modify, or terminate the Plan at any time without notice, provided that no participant's existing rights under any Offering already made under Section 6 hereof may be adversely affected thereby.

         13. Changes in Capitalization. In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger,


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consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan or otherwise available for purchase under the Plan and the number and kind of shares set forth in awards or otherwise under outstanding agreements and the price per share thereunder shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

         14.      Change of Control

                  14.1 Notwithstanding other provisions of the Plan, in the event of a "Change in Control" of the Company (as defined in Section 14.2 below), all of the awards of a participant shall become immediately exercisable, unless directed otherwise by a resolution of the Board or an appropriate committee thereof adopted prior to and specifically relating to the occurrence of such change in control.

                  14.2 For purposes of this Section 14, "Change in Control" shall mean (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of the Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Company Voting Securities shall not constitute a Change of Control; or (ii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the beneficial owners of the Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

         15. Termination of the Plan. This Plan shall terminate at the earliest of the following: (a) December 31, 2004; (b) the date the Committee acts to terminate the Plan in accordance with Section 12 above; or (c) the date when all shares reserved under the Plan have been purchased.


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         16.      Limitations on Sale of Common Stock Purchased Under the Plan.
The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any participant in the conduct of his own affairs. A participant, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with the terms of the Plan, any applicable Federal or state securities laws and applicable withholding taxes. THE PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

         17. Governing Law. The Plan and any agreement adopted pursuant to it shall be construed under the laws of the State of Florida.


Adopted by the Board of Directors: December 13, 2002
Approved by Shareholders: December 13, 2002


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